SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 23, 2004

THE MILLS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12994	52-1802283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1300 Wilson Boulevard
Suite 400
Arlington, Virginia 22209

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (703) 526-5000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

Item 3.02                                             Unregistered Sales of Equity Securities.

On August 23, 2004, we issued and sold 275,000 shares of our 6.75% Series F convertible cumulative redeemable preferred stock, par value $0.01 per share (liquidation preference $1,000.00 per share), in a private placement pursuant to a purchase agreement between us and Morgan Stanley & Co., Incorporated and Goldman, Sachs & Co., as initial purchasers.  On August 27, 2004, we issued and sold an additional 41,250 shares of Series F preferred stock to the initial purchasers pursuant to an option granted to the initial purchasers in connection with the offering.  The Series F preferred stock ranks senior to our common stock and on a parity with our Series B, Series C, Series D (if and when issued) and Series E preferred stock and any other parity securities that we may issue in the future with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.  The aggregate offering price of these two sales was $316,250,000 and the aggregate discount was $9,487,500, resulting in net proceeds (before offering expenses) of $306,762,500.  We expect to use the net proceeds from this offering to finance a portion of the purchase price of the acquisition of interests in a portfolio of retail properties as more fully described under Item 8.01 of this Current Report on Form 8-K.  Pending application of the proceeds from this offering to pay for a portion of the purchase price, we will use the net proceeds to repay a part of the borrowings under our credit facility.  If we do not consummate the GMAM portfolio acquisition, we will use the entire net proceeds for general corporate purposes or to temporarily reduce amounts outstanding under our revolving credit facility.

This offering was conducted in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act and Rule 144A under the Act, in reliance on representations by each of the initial purchasers that (x) it is a qualified institutional buyer as defined in Rule 144A under the Act (“QIBs”), (y) it will not solicit offers for, or offer or sell, the Series F preferred stock by any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and (z) it will solicit offers for the Series F preferred stock only from, and will offer the Series F preferred stock only to, persons that it reasonably believes to be QIBs and who make certain representations regarding transfer and ownership.

The Series F preferred stock is convertible into shares of our common stock at an initial conversion rate of 16.6529 shares of our common stock per share of the Series F preferred stock, subject to adjustment.  The Series F preferred stock is convertible only under the following circumstances: (a) during any fiscal quarter after the fiscal quarter ending September 30, 2004 if the closing sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter exceeds 125% of the applicable conversion price per share of our common stock on such trading day (initially, $75.06); (b) during the five business-day period after any five consecutive trading-day period in which the trading price of the Series F preferred stock for each day during that period is less than 98% of the product of the closing sale price of our common stock and the applicable conversion rate on each such date; (c) if the Series F preferred stock has been called for redemption, at any time on or after the date the notice of redemption has been given and prior to 5:00 p.m. New York City time on the business day immediately preceding the redemption date; or (d) upon occurrence of certain corporate transactions, including, but not limited to, a consolidation, merger, share exchange or sale of all or substantially all of our assets pursuant to which common stock would be converted into cash, securities or other property, from the date that is 15 days prior to the anticipated effective date of such transaction until 15 days after the actual date of such transaction.

We have the right to redeem some or all of the shares of Series F preferred stock on or after August 5, 2009, if the closing sale price of our common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the trading day prior to the date we give notice of redemption exceeds 130% of the applicable conversion price on each such trading day.  We may also redeem some or all of the shares of Series F preferred stock at any time to preserve our status as a real estate investment trust.  The redemption price will be equal to the liquidation preference per share plus any accumulated and unpaid dividends to the redemption date.  In certain circumstances, we may choose to pay the redemption price in cash, common stock or a combination thereof.

If certain designated events occur, the holders of Series F preferred stock may elect to require us to repurchase their shares of Series F preferred stock at a price equal to the liquidation preference plus any accumulated and unpaid dividends to, but not including, the date of purchase.  A designated event will be deemed to have occurred upon a “fundamental change” or a “termination of trading,” each as defined in the certificate of designations for the Series F preferred stock, provided that a fundamental change occurring on or prior to August 1, 2014 will not be a designated event unless the transaction or event resulting in such fundamental change also constitutes a “change of control,” as defined in the certificate of designations.

In addition, if a designated event is a fundamental change that is a change of control and is effective on or prior to August 1, 2014, holders of the Series F preferred stock who elect to have their stock repurchased or who convert their stock will be entitled to a make whole premium, which is equal to a percentage of the liquidation preference (as specified in the certificate of designations) of the Series F preferred stock being purchased or converted and determined by reference to the date on which the applicable change of control becomes effective and the stock price as of such date.

Additional terms of the Series F preferred stock are set forth in the certificate of designations for the Series F preferred stock, a copy of which is being filed hereto as Exhibit 3.1.

We have agreed, pursuant to a registration rights agreement, to file with the Securities Exchange Commission within 120 days after the original issuance of the Series F preferred stock and to use our reasonable best efforts to cause to become effective within 180 days after the original issuance of the Series F preferred stock, a shelf registration statement with respect to the resale of the Series F preferred stock and the common stock issuable upon conversion of the Series F preferred stock.  If the shelf registration statement is not timely filed or declared effective or if unavailable in violation of the registration rights agreement, we will be required to pay liquidated damages at a rate of 0.25% per annum for the first 90 days and 0.50% per annum until the registration default is cured.  A copy of the registration rights agreement is being filed hereto as Exhibit 4.2.

Item 5.03                                             Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

In connection with the sale and issuance of 316,250 shares of our 6.75% Series F convertible cumulative redeemable preferred stock as more fully described under Item 3.02 of this Current Report on Form 8-K, we executed and filed with the Secretary of State of the State of Delaware a certificate of designations establishing the terms of our Series F preferred stock pursuant to Section 151 of the General Corporation Law of the State of Delaware.  The certificate of designations (a copy of which is filed herewith as Exhibit 3.1) was filed on, and became effective as of, August 23, 2004.  Pursuant to the approval of our board of directors, the certificate of designations classified and designated 316,250 shares of our previously unclassified and undesignated preferred stock as “6.75% Series F Convertible Cumulative Redeemable Preferred Stock” and set forth the voting powers, preferences and rights of the Series F preferred stock.

Item 8.01                                             Other Events.

On August 16, 2004, we entered into an agreement to purchase a 50% managing partner interest in eight mall properties and one redevelopment property that contain an aggregate of approximately 9.6 million square feet of gross leasable area (including space owned by anchor tenants) from General Motors Asset Management, or GMAM, for an aggregate purchase price of approximately $1.033 billion before transaction costs.  In connection with the execution of the agreement, we made a non-refundable good faith deposit of $20.0 million.

The properties are Stoneridge Mall in Pleasanton, CA, Hilltop Mall in Richmond, CA, The Falls in Miami, FL, Marley Station in Anne Arundel County,

MD, Lakeforest Mall in Gaithersburg, MD, Briarwood Mall in Ann Arbor, MI, Meadowood Mall in Reno, NV and Columbus City Center in Columbus, OH, which will be substantially redeveloped, and The Mall at Tuttle Crossing in Columbus, OH.  The completion of the acquisition is subject to customary closing conditions and we expect the transaction to close during the fourth quarter of 2004.  However, we cannot assure you that the acquisition will be completed in that time period or at all.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired

Not applicable

(b)                                 Pro Forma Financial Information

Not applicable

(c)                                  Exhibits

3.1                                 Certificate of Designations designating The Mills Corporation’s 6.75% Series F Convertible Cumulative Redeemable Preferred Stock, Liquidation Preference $1,000.00 Per Share, Par Value $0.01 Per Share.

4.1                                 Form of certificate evidencing 6.75% Series F Convertible Cumulative Redeemable Preferred Stock, Liquidation Preference $1,000.00 Per Share, Par Value $0.01 Per Share (incorporated by reference from Exhibit A of the Certificate of Designations designating The Mills Corporation’s 6.75% Series F Convertible Cumulative Redeemable Preferred Stock, Liquidation Preference $1,000.00 Per Share, Par Value $.01 Per Share, filed as exhibit 3.1 hereto).

4.2                                 Registration Rights Agreement, dated as of August 23, 2004, by and among The Mills Corporation, Morgan Stanley & Co., Incorporated and Goldman, Sachs & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

/s/ Mark D. Ettenger
	Name:	Mark D. Ettenger
	Title:	President

Date: August 27, 2004